Exhibit 99.1

QuinStreet Reports Financial Results for Fourth Quarter and Fiscal Year 2015

FOSTER CITY, CA – August 3, 2015 — QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketing online, today announced financial results for the fourth quarter and fiscal year ended June 30, 2015.

For the fourth quarter, the Company reported total revenue of $70.9 million, an increase of 5% compared to the same quarter last year. Adjusted EBITDA for the quarter was $2.9 million, or 4% of revenue. Adjusted net income for the fourth quarter was $0.5 million, or $0.01 per share, and GAAP net loss was $5.0 million, or ($0.11) per share.

For the fiscal year, the Company reported total revenue of $282.1 million, approximately flat year-over-year. Adjusted EBITDA for the year was $10.0 million, or 4% of revenue. Adjusted net income for fiscal year 2015 was $2.5 million, or $0.06 per share, and GAAP net loss was $20.0 million, or ($0.45) per share. Adjusted net income excludes stock-based compensation expense, amortization of intangible assets, restructuring costs, impairment of goodwill, tax valuation allowance, and debt restructuring costs, net of estimated tax.

The Company closed the fiscal year with $60 million in cash and $45 million in net cash. The Company restructured its debt in the fourth quarter, reducing borrowings from $65 million to $15 million. The new facility better aligns with existing capital needs, and reduces cash interest expense.

“Fiscal year 2015 was a pivotal year for QuinStreet,” commented Doug Valenti, QuinStreet CEO. “Our initiatives to revitalize the business returned the Company to top line growth in the last three quarters of the year. In Q4, year-over-year growth was driven primarily by more stable revenue from our Education Client Vertical and strong growth in Auto Insurance. Education revenue grew year-over-year in the quarter for the first time in fourteen quarters, due to new products, not-for-profit clients and international markets.”

“We expect revenue growth to accelerate in fiscal 2016, which began July 1. We also expect to see EBITDA margin expand in the second half of the year, driven primarily by top line leverage. For the September quarter, we expect revenue to grow approximately 8% year-over-year. EBITDA margin is expected to be in the low single digits, as we invest in new media partnerships and other strategic initiatives to drive continued growth,” concluded Valenti.

Reconciliations of adjusted net income to net loss, adjusted EBITDA to net loss and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

Conference Call Today at 2:30 p.m. PT

QuinStreet will host a conference call and corresponding live webcast at 2:30 p.m. PT today. To access the conference call, dial (877) 675.4750 for the U.S. and Canada or +1 (719) 325.4858 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. PT on August 3, 2015 by dialing (888) 203.1112 in the U.S. and Canada or +1 (719) 457.0820 for international callers, using passcode 9571371#. This press release and the financial tables, as well as other supplemental financial information are also available on the investor relations section of the Company’s website at http://investor.quinstreet.com.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net loss less benefit from (provision for) taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income (expense), net, impairment of goodwill, and restructuring. The term “adjusted net income” refers to a financial measure that we define as net loss adjusted for amortization expense, stock-based compensation expense, restructuring expense, impairment of goodwill and tax valuation allowance, and debt restructuring costs, net of estimated taxes. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. “Normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities net of estimated taxes related to impairment of goodwill, tax valuation allowance and the impact from excess tax benefits from stock-based compensation. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, impairment of goodwill and tax valuation allowance) and other non-recurring charges. The Company believes that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. The Company believes that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will”, “believe”, “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth and strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including but not limited to enforcement activities of the Department of Education; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s annual report on Form 10-K for the year ended June 30, 2015, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

The Blueshirt Group for QuinStreet

Erica Abrams

(415) 297-5864

erica@blueshirtgroup.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	June 30,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$60,468	$84,177
Marketable securities	—	38,630
Accounts receivable, net	46,240	41,979
Deferred tax assets	166	223
Prepaid expenses and other assets	11,503	11,647

Total current assets	118,377	176,656
Property and equipment, net	8,565	11,126
Goodwill	56,118	55,451
Other intangible assets, net	19,030	31,441
Deferred tax assets, noncurrent	2	1,712
Other assets, noncurrent	3,061	457

Total assets	$205,153	$276,843

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$20,425	$19,517
Accrued liabilities	27,146	27,854
Deferred revenue	1,208	1,175
Debt	49	17,698

Total current liabilities	48,828	66,244
Debt, noncurrent	15,000	59,565
Other liabilities, noncurrent	5,740	5,883

Total liabilities	69,568	131,692

Stockholders’ equity
Common stock	45	44
Additional paid-in capital	249,358	239,558
Accumulated other comprehensive loss	(413)	(1,054)
Accumulated deficit	(113,405)	(93,397)

Total stockholders’ equity	135,585	145,151

Total liabilities and stockholders’ equity	$205,153	$276,843

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net revenue	$70,912	$67,555	$282,140	$282,549
Cost of revenue (1)	63,006	60,553	252,002	241,907

Gross profit	7,906	7,002	30,138	40,642
Operating expenses: (1)
Product development	4,095	4,754	17,948	19,548
Sales and marketing	3,639	4,689	14,544	16,385
General and administrative	3,829	4,217	16,823	17,046
Impairment of goodwill	—	95,641	—	95,641

Operating loss	(3,657)	(102,299)	(19,177)	(107,978)
Interest income	11	31	72	115
Interest expense	(1,092)	(912)	(3,818)	(3,825)
Other (expense) income, net	(330)	1,544	2,671	1,493

Loss before income taxes	(5,068)	(101,636)	(20,252)	(110,195)
Benefit from (provision for) taxes	40	2,873	244	(36,209)

Net loss	$(5,028)	$(98,763)	$(20,008)	$(146,404)

Net loss per share
Basic	$(0.11)	$(2.25)	$(0.45)	$(3.36)

Diluted	$(0.11)	$(2.25)	$(0.45)	$(3.36)

Weighted average shares used in computing net loss per share
Basic	44,589	43,823	44,454	43,528
Diluted	44,589	43,823	44,454	43,528

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$828	$577	$3,120	$2,767
Product development	664	536	2,395	2,429
Sales and marketing	518	742	2,144	2,937
General and administrative	463	463	2,196	2,296

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cash Flows from Operating Activities
Net loss	$(5,028)	$(98,763)	$(20,008)	$(146,404)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,089	6,142	18,867	26,097
Net realized loss from sale of marketable securities	—	—	32	—
Impairment of goodwill	—	95,641	—	95,641
Write-off of bank loan upfront fees	481	—	809	—
Provision for sales returns and doubtful accounts receivable	84	320	142	(104)
Stock-based compensation	2,473	2,318	9,855	10,429
Excess tax benefits from stock-based compensation	—	(149)	—	(543)
Gains on sale of investment and domain names	—	(1,413)	(3,331)	(1,413)
Other adjustments, net	88	146	215	296
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(1,363)	(286)	(4,403)	(3,484)
Prepaid expenses and other assets	548	(2,928)	(186)	(6,331)
Deferred taxes	1,784	3,137	1,786	45,075
Accounts payable	(98)	(329)	2,030	539
Accrued liabilities	(1,652)	1,670	494	(161)
Deferred revenue	(148)	(56)	33	(702)
Other liabilities, noncurrent	114	(34)	(202)	(558)

Net cash provided by operating activities	1,372	5,416	6,133	18,377

Cash Flows from Investing Activities
Capital expenditures	(717)	(776)	(3,346)	(5,455)
Business acquisition	(500)	—	(500)	(875)
Other intangibles	—	(1)	—	(2,816)
Internal software development costs	(914)	(593)	(2,342)	(2,494)
Purchases of marketable securities	—	(14,380)	(16,600)	(50,770)
Proceeds from sales and maturities of marketable securities	—	13,948	55,276	49,768
Purchase of investment	(2,500)	—	(2,500)	—
Proceeds from sale of investment	—	1,437	—	1,437
Proceeds from sale of domain names	25	476	3,371	476
Other investing activities	(100)	(2)	(89)	(2)

Net cash (used in) provided by investing activities	(4,706)	109	33,270	(10,731)

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	—	1,070	1,300	3,329
Proceeds from term loan facility	15,000	—	15,000	—
Principal payments on bank debt	(65,000)	(3,750)	(77,500)	(12,500)
Payment of bank loan upfront fees	—	—	(272)	—
Principal payments on acquisition-related notes payable	(42)	(354)	(486)	(2,953)
Excess tax benefits from stock-based compensation	—	149	—	543
Withholding taxes related to restricted stock net share settlement	(251)	(198)	(1,161)	(1,958)

Net cash used in financing activities	(50,293)	(3,083)	(63,119)	(13,539)

Effect of exchange rate changes on cash and cash equivalents	(5)	(8)	7	(47)
Net (decrease) increase in cash and cash equivalents	(53,632)	2,434	(23,709)	(5,940)
Cash and cash equivalents at beginning of period	114,100	81,743	84,177	90,117

Cash and cash equivalents at end of period	$60,468	$84,177	$60,468	$84,177

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net loss	$(5,028)	$(98,763)	$(20,008)	$(146,404)
Amortization of intangible assets	2,523	4,477	12,478	19,588
Stock-based compensation	2,473	2,318	9,855	10,429
Restructuring	—	—	439	—
Debt restructuring	780	—	1,108	—
Impairment of goodwill	—	95,641	—	95,641
Tax valuation allowance	—	277	—	41,638
Tax impact to non-GAAP items	(269)	(1,422)	(1,394)	(7,521)

Adjusted net income	$479	$2,528	$2,478	$13,371

Adjusted diluted net income per share	$0.01	$0.06	$0.06	$0.30

Weighted average shares used in computing adjusted diluted net income per share	45,422	43,915	44,825	44,056

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net loss	$(5,028)	$(98,763)	$(20,008)	$(146,404)
Interest and other expense (income), net	1,411	(663)	1,075	2,217
(Benefit from) provision for taxes	(40)	(2,873)	(244)	36,209
Depreciation and amortization	4,089	6,142	18,867	26,097
Stock-based compensation	2,473	2,318	9,855	10,429
Impairment of goodwill	—	95,641	—	95,641
Restructuring	—	—	439	—

Adjusted EBITDA	$2,905	$1,802	$9,984	$24,189

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net cash provided by operating activities	$1,372	$5,416	$6,133	$18,377
Capital expenditures	(717)	(776)	(3,346)	(5,455)
Internal software development costs	(914)	(593)	(2,342)	(2,494)

Free cash flow	$(259)	$4,047	$445	$10,428

Changes in operating assets and liabilities, less excess tax benefits from stock-based compensation	815	(2,392)	448	4,565

Normalized free cash flow	$556	$1,655	$893	$14,994